Exhibit 10.7

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Agreement”) is made as of February 2, 2017 by and between Entercom Communications Corp., a Pennsylvania corporation (“Entercom”) and CBS Corporation, a Delaware corporation (“CBS”). Unless otherwise noted, capitalized terms used but not otherwise defined have the meaning set forth in the Merger Agreement (as defined below).

WHEREAS, it is proposed the Entercom and CBS enter into, concurrently with this Agreement, an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among CBS, CBS Radio Inc., a Delaware corporation and a wholly owned subsidiary of CBS (“Radio”), Entercom and Constitution Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Entercom (“Merger Sub”);

WHEREAS, the Merger Agreement provides for, among other things, the merger of Merger Sub with and into Radio (the “Merger”), with Radio surviving as a wholly owned subsidiary of Entercom; and

WHEREAS, Entercom and CBS desire to document certain aspects of their relationship following the Effective Time of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which the parties acknowledge, the parties hereto hereby agree as follows:

1. Certain Post Effective Time Agreements. CBS and Entercom hereby agree that, CBS and Entercom shall enter into one or more agreements (the “Post-Closing Agreements”) pursuant to which, during the first three (3) years following the Effective Time, CBS shall purchase from Entercom, and Entercom shall provide to CBS, certain advertising and other services to be agreed to by the parties (the “Services”) valued at no less than $8 million per year, calculated in the ordinary course consistent with Entercom’s and CBS’s past practices, determined in good faith.

2. Cooperation. Prior to the Effective Time, CBS and Entercom agree to create a committee in a size to be mutually agreed, consisting of an equal number of representatives from each party, to conduct regular meetings at which the parties will work together in good faith to identify mutually beneficial practices and opportunities.

3. Performance. Each of the Parties shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party.

4. Successors and Assignment. Except for any assignment by CBS or Entercom to its successor (whether by operation of law or otherwise), this Agreement may not be assigned by any party (whether by operation of law or otherwise) without the express written consent of the other party (which consent may be granted or withheld in such party’s sole discretion). Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. For the purposes of this Agreement, a “successor” shall include any entity that is a legal successor to either party as a result of a sale or acquisition of such party, whether by merger, consolidation, reorganization, recapitalization or sale of all or substantially all of such party’s assets or stock.

5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

If to CBS:

CBS Corporation
51 West 52nd Street
New York, NY 10019
Fax:	212-975-4215
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax:	(212) 403-2000
Attention:	David E. Shapiro, Esq.
Marshall P. Shaffer, Esq.

If to Entercom:

Entercom Communications Corp.
401 E. City Avenue, Suite 809
Bala Cynwyd, PA 19004
Fax:	(610) 660-5662
Attention:	Andrew P. Sutor, IV, Senior Vice President and General Counsel

Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Fax:	(312) 993-9767
Attention:	Zachary A. Judd
Mark D. Gerstein

6. Severability. If any term or other provision (or part thereof) of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this

Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

7. Entire Agreement. This Agreement, together with the documents referenced herein (including the Merger Agreement and any Transaction Agreements) constitute the entire agreement between the Parties with respect to the subject matter hereof, supersedes all prior written and oral and all contemporaneous oral agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. In the event of a conflict between the terms of this Agreement and any matters specifically and expressly governed by the Merger Agreement or one of the Transaction Agreements, the terms of the Merger Agreement or such Transaction Agreement, as applicable, shall govern.

8. Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement.

9. Governing Law; WAIVER OF JURY TRIAL. All disputes, claims or controversies arising out of or relating to this Agreement, or the interpretation, negotiation, validity, enforceability or performance of this Agreement, or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws which would result in the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of any Delaware state or federal court in any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation, negotiation, validity, enforceability or performance of this Agreement, or the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such dispute, claim or controversy may be heard and determined in such Delaware state or federal court. Each party hereto irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The parties hereto further agree, to the extent permitted by law, that any final and nonappealable judgment against any of them in any dispute, claim or controversy contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. EACH PARTY HERETO WAIVES (SUBJECT TO APPLICABLE LAW) TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. NO PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS

AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION 9 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10. Amendment. No provision of this Agreement may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement signed by CBS and Entercom.

11. Termination. This Agreement will terminate without further action three years after the Effective Time or upon termination of the Merger Agreement. If terminated, no Party will have any liability of any kind to the other Party or any other Person on account of this Agreement.

12. Counterparts. This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Entercom and CBS Corporation have executed this Agreement as of the date first above written.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor
	Name:	Andrew P. Sutor
	Title:	Senior Vice President

CBS Corporation

By:
Name:
Title:

IN WITNESS WHEREOF, Entercom and CBS Corporation have executed this Agreement as of the date first above written.

Entercom Communications Corp.

By:
	Name:	Andrew P. Sutor
	Title:	Senior Vice President

CBS Corporation

By:	/s/ Bryon Rubin
	Name:	Bryon Rubin
	Title:	EVP Corp Development

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